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                                                                EXHIBIT 14(a)1.


Financial Statements:

         Consolidated Statements of Operations for the three years ended December 31, 1998, 1997 and 1996

         Consolidated Balance Sheet for the years ended
          December 31, 1998 and 1997

         Consolidated Statements of Cash Flows for the three years ended December 31, 1998, 1997 and 1996

         Statement of Changes in Shareholders' Deficit

         Notes to Consolidated Financial Statements